Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A of Fidelity Aberdeen Street Trust: Fidelity Freedom Income Fund, Fidelity Freedom 2005 Fund, Fidelity Freedom 2010 Fund, Fidelity Freedom 2015 Fund, Fidelity Freedom 2020 Fund, Fidelity Freedom 2025 Fund, Fidelity Freedom 2030 Fund, Fidelity Freedom 2035 Fund, Fidelity Freedom 2040 Fund, Fidelity Freedom 2045 Fund, Fidelity Freedom 2050 Fund, Fidelity Freedom 2055 Fund, and Fidelity Freedom 2060 Fund, of our report dated May 21, 2015 and Fidelity Freedom K Income Fund, Fidelity Freedom K 2005 Fund, Fidelity Freedom K 2010 Fund, Fidelity Freedom K 2015 Fund, Fidelity Freedom K 2020 Fund, Fidelity Freedom K 2025 Fund, Fidelity Freedom K 2030 Fund, Fidelity Freedom K 2035 Fund, Fidelity Freedom K 2040 Fund, Fidelity Freedom K 2045 Fund, Fidelity Freedom K 2050 Fund, Fidelity Freedom K 2055 Fund, and Fidelity Freedom K 2060 Fund, of our report dated May 21, 2015 on the financial statements and financial highlights included in the March 31, 2015 Annual Report to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts May 22, 2015